EXHIBIT 10.2

FIRST AMENDMENT AND CONSENT

          FIRST AMENDMENT AND CONSENT dated as of July 3, 2001 (this "Agreement") to the Credit Agreement, dated of October 31, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among RECOTON CORPORATION, a New York corporation ("Recoton"), INTERACT ACCESSORIES, INC., a Delaware corporation ("InterAct"), RECOTON AUDIO CORPORATION, a Delaware corporation ("Audio"), AAMP OF FLORIDA, INC., a Florida corporation ("AAMP"), and RECOTON HOME AUDIO, INC., a California corporation ("RHAI" and together with Recoton, InterAct, Audio, AAMP and RHAI, collectively, the "Borrowers"), the Guarantors identified therein, and the lenders from time to time a party thereto (the "Lenders"), and THE CHASE MANHATTAN BANK, a New York banking corporation, as Administrative Agent to the Lenders (in such capacity, the "Administrative Agent"). Capitalized terms used herein and not otherwise defined herein shall have the meaning set forth in the Credit Agreement.

R E C I T A L S:

           WHEREAS, the Borrowers, the Guarantors, the Lenders and the Administrative Agent parties to the Credit Agreement pursuant to which the Lenders have made loans and other financial accommodations for the benefit of the Borrowers and Guarantors;

          WHEREAS, the Borrowers have requested that the Lenders consent to (i) the establishment of Recoton (Hong Kong) Limited, a Hong Kong corporation which will be a direct wholly-owned subsidiary of Recoton, to act as a buying and selling agent on behalf of Recoton, (ii) the establishment of Recoton Accessories, Inc., a Delaware corporation ("Recoton Accessories") which will be a direct wholly-owned subsidiary of Recoton, and Recoton Mobile Electronics, Inc., a Delaware corporation ("Mobile Electronics") which will be a direct wholly-owned subsidiary of Audio, and the addition of each of Recoton Accessories and Mobile Electronics as Borrowers under the Credit Agreement, (iii) (A) Recoton making equity Investments in Recoton (Hong Kong) Limited (in cash or other assets not to exceed a value of $50,000 in the aggregate) and Recoton Accessories (consisting of the assets and liabilities of the consumer electronics accessory business of Recoton and additional cash as may be necessary to fund operations) and (B) Audio making equity Investments in Mobile Electronics (consisting of the assets and liabilities of the Mobile Electronics Division of Audio and additional cash as may be necessary to fund operations) each in connection with the Non-InterAct Restructuring (as defined below), (iv) the possible future reincorporation of Recoton Japan, Inc., an Illinois corporation, as a Delaware corporation by way of merger with a to-be-established Delaware corporation which will be a direct wholly-owned subsidiary of Recoton International Holdings, Inc. (f/k/a Recoton European Holdings, Inc.) and (v) the possible future dissolution and liquidation of Christie Design Corporation and ReCone, Inc. (the transactions described in clauses (i) through (v) above and as set forth in Schedule I hereto, collectively, the "Non-InterAct Restructuring");

           WHEREAS, as part of the Non-InterAct Restructuring (i) Recoton will transfer its assets used to conduct the consumer electronics accessory business to Recoton Accessories and Audio will transfer its assets used to conduct the mobile electronics business to Mobile Electronics, respectively, with the condition that such transferred assets remain subject to the Liens granted under the Loan Documents, (ii) Recoton International Holdings, Inc. will merge into Recoton European Holdings, Inc. with Recoton European Holdings, Inc. being the surviving entity of the merger, and Recoton European Holdings, Inc. will change its name to Recoton International Holdings, Inc. pursuant to the merger, (iii) Audio will dividend its Recoton International Holdings, Inc. stock to Recoton, making Recoton International Holdings, Inc. a first tier subsidiary of Recoton and (iv) Recoton International Holdings, Inc. will dividend its shares in Recoton (UK) Limited to Recoton resulting in Recoton (UK) Limited becoming a direct, wholly-owned subsidiary of Recoton; and

          WHEREAS, subject to the terms and conditions of this Agreement, the Lenders have agreed to (i) consent to the Non-InterAct Restructuring and (ii) amend the Credit Agreement as specifically set forth herein;

           NOW, THEREFORE, it is agreed as follows:

           SECTION 1.  CONSENT

          1.1   Consent. Subject to Section 1.2 of this Agreement, but notwithstanding anything to the contrary in Sections 6.3, 6.4, 6.6 and 6.11 of the Credit Agreement, the Lenders hereby consent to the Non-InterAct Restructuring, and further agree that the equity Investments and asset transfers described above in clauses (iii)(A) and (iii)(B) of the second recital shall not give rise to a prepayment obligation under Section 2.5 of the Credit Agreement.

           1.2  Conditions to Consent. The foregoing consent is subject to the prior or contemporaneous satisfaction of the following conditions:

                (a)  Receipt by the Administrative Agent of supplements to the Credit Agreement or other agreements or instruments as may be requested by the Administrative Agent to bind the newly created Subsidiaries to the terms of the Credit Agreement and Guaranty, as applicable;

                (b)  Receipt by the Administrative Agent of copies of organizational documents, resolutions and incumbency certificates of any Persons executing this Agreement and any of the foregoing supplements and such other documents and instruments in connection therewith as may be reasonably requested by the Administrative Agent and all of which are reasonably satisfactory in form and substance to the Administrative Agent;

                (c)  Receipt by the Administrative Agent of a favorable opinion of counsel to Loan Parties, in form and substance satisfactory to the Administrative Agent, as to due authorization, execution, and delivery of this Agreement and such Supplements, the enforceability thereof and such other matters as may be reasonably requested by the Administrative Agent; and

                (d)  As to each transaction comprising the Non-InterAct Restructuring, the effectiveness of the consent and approval thereto under the Senior Loan Agreement.

           SECTION 2.  AMENDMENTS TO THE CREDIT AGREEMENT

           2.1  Amendments to Section 1.1.

                (a)  Section 1.1 of the Credit Agreement is hereby amended by deleting the definitions of "Canada Guaranty" and the "Canadian Security Agreement" in their entirety and substituting the following definitions in lieu thereof:

                "Canada Guaranty": the collective reference to (i) the Canada Guaranty, entered into as of the Closing Date, by Recoton Canada Ltd. in favor of the Senior Agent and (ii) the Canada Guaranty, entered into as of January 18, 2001, by InterAct Canada, Ltd. in favor of the Senior Agent.

                "Canada Security Agreement": the collective reference to (i) the Canada Security Agreement, dated as of the Closing Date, between Recoton Canada Ltd. and the Senior Agent and (ii) the Canada Security Agreement, dated as of January 18, 2001, between InterAct Canada, Ltd. and the Senior Agent.

                (b)  Section 1.1 of the Credit Agreement is hereby further amended by inserting the following definitions into such Section in their proper alphabetical order:

                "Canadian Subsidiaries": Recoton Canada Ltd. and InterAct Canada, Ltd.;

                "Interact Canada": InterAct Canada, Ltd., an Ontario corporation.

                (c)  Section 1.1 of the Credit Agreement is hereby further amended by deleting the words "Recoton Canada" in the parenthetical contained in the first line of the definition of "Foreign Subsidiary" and substituting therefor the words "the Canadian Subsidiaries."

          2.2   Amendment to Section 6.3 of the Credit Agreement. Section 6.3 of the Credit Agreement is hereby amended by designating the first paragraph of such Section as (a) and renumbering clause (vii) as (vi).

          2.3   Amendments to Section 6.4 of the Credit Agreement. Section 6.4 of the Credit Agreement is hereby amended by deleting clause (h) of said Section in its entirety and by including the following new clause (h) in lieu thereof:

"(h) Borrowers and their Subsidiaries may make additional equity Investments in existing and new Subsidiaries in connection with the STD Restructuring, not to exceed in the case of equity Investments made in STD Technology Holding Limited and Recoton (Far East) Limited an aggregate amount of US$100,000, to the extent permitted in subsection 6.11."

          2.4   Amendment to Section 7.1 of the Credit Agreement. Section 7.1 of the Credit Agreement is hereby amended by deleting the phrase "Recoton Canada" where it appears in clause (f) of such Section and substituting therefor the words "Canadian Subsidiaries."

           2.5  Amendments of Schedules to the Credit Agreement.

                (a)  Schedule 1.1(D) is hereby amended to (i) add under Item 1 thereof the UCC-1 financing statements filed by IBM Credit Corporation against Recoton in connection with the finance lease regarding the New Information System, and (ii) indicate that InterAct has an equipment lease with Herman Miller Capital Corporation regarding office furniture.

                (b)  Schedule 6.1 to the Credit Agreement is hereby amended in its entirety to read as set forth on Attachment 1-A attached hereto.

                (b)  Schedule 6.2 to the Credit Agreement is hereby amended in its entirety to read as set forth on Attachment 1-B attached hereto.

                (c)  Schedule 6.6 to the Credit Agreement is hereby amended in its entirety to read as set forth on Attachment 1-C attached hereto.

                (d)  Schedule 6.11 to the Credit Agreement is hereby amended in its entirety to read as set forth on Attachment 1-D attached hereto.

           SECTION 3.  REPRESENTATION AND WARRANTIES

          The Borrowers and Guarantors hereby represent and warrant to the Administrative Agent and each Lender that after giving effect to this Agreement:

                (a)  No Default or Event of Default has occurred and is continuing on and as of the date hereof;

                (b)  With respect to the equity Investments and asset transfers described in clauses (iii)(A) and (iii)(B) of the second recital herein, each of Recoton and Audio shall be Solvent. "Solvent" means that: (i) each of Recoton's and Audio's assets exceed its respective liabilities, at a fair valuation; (ii) the present fair saleable value of each of Recoton's and Audio's assets exceeds the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured; (iii) neither Recoton nor Audio has unreasonably small capital for the businesses in which each is engaged; and (iv) neither Recoton nor Audio has incurred and/or intends to incur obligations beyond its ability to pay as they mature.

                (c)  The representations and warranties of the Borrowers and the other Loan Parties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate to a different date; and

                (d)  The execution and delivery by the Borrowers and the Guarantors of this Agreement and the performance by the Borrowers and the Guarantors of all of their respective agreements and obligations under this Agreement and the Credit Agreement as consented to and amended hereby, respectively, are within the power and authority of the Borrowers and the Guarantors and have been duly authorized by all necessary action on the part of the Borrowers and the Guarantors, and that the execution and delivery by the Borrowers and the Guarantors, of this Agreement and the performance by each of the transactions contemplated hereby will not contravene any term or condition set forth in any material agreement or instrument to which each is a party or by which each is bound.

           SECTION 4.  EFFECTIVENESS

           This Agreement shall become effective as of January 18, 2001 with respect to Sections 2.1 and 2.4, October 31, 2000 with respect to Section 2.2, and July 3, 2001 with respect to Sections 2.3 and 2.5 upon the Administrative Agent having received duly executed counterparts of this Agreement from the Borrowers, the Guarantors and the Required Lenders.

           SECTION 5.  STATUS OF LOAN DOCUMENTS

                (a)  This Agreement is limited solely for the purposes and to the extent expressly set forth herein, and, except as expressly provided hereby, (i) the terms, provisions and conditions of the Loan Documents and (ii) the Liens granted under the Loan Documents shall continue in full force and effect and are hereby ratified and confirmed in all respects.

                (b)  No consent or amendment of any terms or provisions of the Credit Agreement made hereunder shall relieve the Borrowers and Guarantors from complying with any other term or provision of the Credit Agreement or any other Loan Document.

           SECTION 6.  MISCELLANEOUS.

           6.1 No Waiver, Cumulative Remedies.  No failure or delay or course of dealing on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights, powers and remedies herein expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Lenders would otherwise have. No notice to or demand on the Borrowers or Guarantors in any case shall entitle the Borrowers or Guarantors to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Lenders to any other or further action in any circumstances without notice or demand.

           6.2 Expenses.  In addition to its obligations under the Credit Agreement the Borrowers expressly agree to pay and reimburse the Administrative Agent and Lenders for all of their costs and expenses (including, without limitation, costs and expenses of legal counsel) in connection with this Agreement.

           6.3 Headings Descriptive.  The headings of the several Sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision.

           6.4 Severability.  In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

           6.5 Counterparts.  This Agreement may be executed and delivered in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with each of Recoton and the Administrative Agent.

           SECTION 7.  GOVERNING LAW

           THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the date first written above.

BORROWERS:	RECOTON CORPORATION

By: /s/ Arnold Kezsbom
Name:  Arnold Kezsbom
Title:   Senior Vice President - Finance

INTERACT ACCESSORIES, INC.
RECOTON AUDIO CORPORATION AAMP OF FLORIDA, INC.
RECOTON HOME AUDIO, INC.

By: /s/ Arnold Kezsbom
Name:  Arnold Kezsbom
Title: Vice President

GUARANTORS:	CHRISTIE DESIGN CORPORATION
RECOTON INTERNATIONAL HOLDINGS, INC.
RECOTON EUROPEAN HOLDINGS, INC.
RECOTON JAPAN, INC.
RECONE, INC.
RECOTON CANADA LTD.
INTERACT CANADA, LTD.
INTERACT INTERNATIONAL, INC.
INTERACT HOLDINGS, INC.
INTERACT TECHNOLOGIES, INC.

By: /s/ Arnold Kezsbom
Name:  Arnold Kezsbom
Title: Vice President

LENDERS:	THE CHASE MANHATTAN BANK, as Administrative Agent and a Lender By: /s/ Roger Odell Name: Roger Odell Title: Managing Director

HARRIS TRUST AND SAVINGS BANK, as a Lender By: /s/ Betsy Erdelyi Name: Betsy Erdelyi Title: Vice President

HSBC BANK U.S.A. (formerly known as MARINE MIDLAND BANK), as a Lender By: /s/ Fernando A. Torres Name: Fernando A. Torres Title: Vice President

HARWOOD STREET PARTNERS I, L.P., as a Lender By: /s/ Gary P. Thomason Name: Gary Thomason Title: Authorized Representative

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, as a Lender By: /s/ Gwendolyn S. Foster Name: Gwendolyn S. Foster Title: Vice President

JOHN HANCOCK LIFE INSURANCE COMPANY, as a Lender By: /s/ Marlene DeLeon Name: Marlene DeLeon Title: Director

JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY, as a Lender By: /s/ Marlene DeLeon Name: Marlene DeLeon Title: Authorized Signatory

MELLON BANK, N.A., AS TRUSTEE FOR THE LONG-TERM INVESTMENT TRUST, solely in its capacity as Trustee and not in its individual capacity (as directed by John Hancock Life Insurance Company), as a Lender

By: /s/ Carole Bruno
Name: Carole Bruno Title: Authorized Signatory

MELLON BANK, N.A. AS TRUSTEE FOR BELL ATLANTIC MASTER TRUST, solely in its capacity as Trustee and not in its individual capacity (as directed by John Hancock Life Insurance Company), as a Lender

By: /s/ Carole Bruno
Name: Carole Bruno
Title: Authorized Signatory

THE NORTHERN TRUST COMPANY, AS TRUSTEE OF THE LUCENT TECHNOLOGIES INC. MASTER PENSION TRUST, as a Lender BY: John Hancock Life Insurance Company, as Investment Manager

By: /s/ Marlene DeLeon
Name: Marlene DeLeon Title: Director

INVESTORS PARTNER LIFE INSURANCE COMPANY, as a Lender By: /s/ Marlene DeLeon Name: Marlene DeLeon Title: Authorized Signatory

SUNTRUST BANK, as a Lender By: /s/ Byron P. Kurtgis Name: Byron P. Kurtgis Title: Director

Attachment 1-A

1. See Indebtedness noted on Schedule 6.4(e)

2. Recoton entered into a finance lease with IBM Credit Corporation regarding the ERP system.

Attachment 1-B

Guaranties
(After completion of the Interact Restructuring
and the Non-Interact Restructuring)

1. The following Recoton subsidiaries have guaranteed the obligations under the Senior Subordinated Notes:

Christie Design Corporation
InterAct Accessories, Inc.
Recoton Audio Corporation
ReCone, Inc.
Recoton Home Audio, Inc.
Recoton International Holdings, Inc (f/k/a Recoton European Holdings, Inc)
Recoton Japan, Inc.
AAMP of Florida, Inc.
Recoton Canada Ltd.

2. The following Recoton subsidiaries have guaranteed the obligations under the Subordinated Credit Agreement:

Christie Design Corporation
InterAct Accessories, Inc.
Recoton Audio Corporation ReCone, Inc.
Recoton Home Audio, Inc.
Recoton International Holdings, Inc (f/k/a Recoton European Holdings, Inc)
Recoton Japan, Inc.
AAMP of Florida, Inc.
Recoton Canada Ltd.
InterAct Canada, Ltd.
InterAct International, Inc.
InterAct Holdings, Inc.
InterAct Technologies, Inc.
Recoton Accessories, Inc.
Recoton Mobile Electronics, Inc.

3. Guarantees by the parent companies of the obligations of Subsidiaries which employ the employees noted in Item B of Schedule 4.16 of the Senior Credit Agreement.

Attachment 1-C

Subsidiaries Which May Be Liquidated

STD Plastic Industrial Limited	Hong Kong*
STD Trading Limited	Hong Kong*
Peak Hero Limited	Hong Kong*
Ever Smart Management Limited	Hong Kong*
STD (Tianjin) International Trade Development Company Limited	P.R. of China*
Tambalan Limited	United Kingdom*
Ross Consumer Products (HK) Ltd.	Hong Kong*
Christie Design Corporation	US, Delaware
ReCone, Inc.	US, Delaware

* Inactive Subsidiary

Attachment 1-D

           Subsidiaries to be Established

                     InterAct International, Inc., InterAct Holdings, Inc, and InterAct Technologies, Inc., each of which are currently existing Delaware corporations without shareholders, directors or officers, may become Subsidiaries pursuant to or in anticipation of a restructuring of InterAct and STD as more thoroughly described on Schedule 11.1(C). Furthermore, Recoton Accessories, Inc. and Recoton Mobile Electronics, Inc., each of which are currently existing Delaware corporations, and a to-be-formed Hong Kong company under the name of Recoton (Hong Kong) Limited will, and an also to-be-formed Delaware corporation which, upon its merger with Recoton Japan, Inc., an Illinois corporation, will thereafter be known as Recoton Japan, Inc.) will, become Subsidiaries pursuant to or in anticipation of the Non-InterAct Restructuring.